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                                                                    Exhibit j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of Credit Suisse Global Post-Venture Capital Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


Two Commerce Square

Philadelphia, Pennsylvania

          February 11, 2002